Exhibit 3.1

BUSINESS CORPORATIONS ACT

Alberta	ARTICLES OF AMENDMENT

1.	Name of Corporation	2. Corporate Access Number

	DEVVSTREAM CORP.	2026610804

3.
THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED AS FOLLOWS:

(a) Pursuant to Section 173(1)(f) of the Business Corporations Act (Alberta), the issued and outstanding Common Shares in the capital stock of the Corporation are hereby consolidated on the basis of every ten (10) old Common Shares for one (1) new Common Share presently issued and outstanding, as set out in the attached Schedule of Consolidation/Split/Exchange; and

(b) In all other respects the authorized share capital of the Corporation remains unchanged.

4.	DATE	SIGNATURE	TITLE

	August 7, 2025	/s/ Chris Merkel	Chief Operating Officer

SCHEDULE OF CONSOLIDATION/SPLIT/EXCHANGE

Pursuant to Section 173(1)(f) of the Business Corporations Act (Alberta), the issued and outstanding Common Shares in the capital stock of the Corporation are hereby consolidated on the basis of every ten (10) old Common Shares for one (1) new Common Share presently issued and outstanding.